Exhibit 5.1

John Hancock Tower, 27th Floor
200 Clarendon Street
Boston, Massachusetts 02116
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com

FIRM / AFFILIATE OFFICES
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
September 1, 2016	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Momenta Pharmaceuticals, Inc.
675 West Kendall Street
Cambridge, Massachusetts 02142

Re:                             Registration Statement on Form S-3 (Reg. No. 333-209813);  Shares of Common Stock, $0.0001 par value per share, having an aggregate offering price of up to $65,400,000

Ladies and Gentlemen:

We have acted as special counsel to Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), having an aggregate offering price of up to $65,400,000, pursuant to (i) a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 29, 2016 (Reg. No. 333-209813), (ii) a base prospectus dated February 29, 2016 (the “Base Prospectus”), (iii) a related prospectus supplement to be filed with the Commission on the date hereof pursuant to Rule 424(b) under the Act (together with Base Prospectus, the “Prospectus”) and (iv) that certain At-the-Market Equity Offering Sales Agreement, dated as of April 21, 2015, by and between the Company and Stifel, Nicolaus & Company, Incorporated (the “Sales Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the

General Corporation Law of the State of Delaware (“DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, upon the completion of all Corporate Proceedings (as defined below) relating to the Shares, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in accordance with the Corporate Proceedings and the terms of the Sales Agreement, the Shares to be issued and sold by the Company pursuant to the Sales Agreement will be duly authorized by all necessary corporate action of the Company and such Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL, (ii) upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then-authorized to issue under its Third Amended and Restated Certificate of Incorporation and (iii) certain terms of the Shares to be issued by the Company from time to time will be authorized and approved by the Board of Directors of the Company or one or more committees thereof established by the Board of Directors with the authority to issue and sell Shares pursuant to the Sales Agreement in accordance with the DGCL, the Third Amended and Restated Certificate of Incorporation of the Company, the Third Amended and Restated By-laws of the Company and certain resolutions of the Board of Directors and one or more committees thereof (with such approvals referred to herein as the “Corporate Proceedings”) prior to issuance thereof.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated September 1, 2016 and to the reference to our firm contained in the Registration Statement and the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP